Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-99 PRESS RELEASE DATED SEPTEMBER 30, 2004

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2004

Commission file number: 333-46607-12	Commission file number: 333-46607

Werner Holding Co. (PA), Inc. (Exact name of co-registrant as specified in charter)	Werner Holding Co. (DE), Inc. (Exact name of co-registrant as specified in charter)

Pennsylvania (State or other jurisdiction of incorporation)	25-0906895 (IRS employer identification no.)	Delaware (State or other jurisdiction of incorporation)	25-1581345 (IRS employer identification no.)

93 Werner Rd. Greenville, PA (Address of principal executive offices)	16125 (Zip Code)	1105 North Market St., Suite 1300 Wilmington, DE (Address of principal executive offices)	19899 (Zip Code)

(724) 588-2550 (Co-registrant’s telephone number, including area code)	(302) 478-5723 (Co-registrant’s telephone number, including area code)

     The co-registrants are Werner Holding Co. (PA), Inc., a Pennsylvania corporation and Werner Holding Co. (DE), Inc., a Delaware corporation and the wholly owned subsidiary of Werner Holding Co. (PA), Inc. Werner Holding Co. (PA), Inc. has no substantial operations or assets other than its investment in Werner Holding Co. (DE), Inc.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Werner Holding Co. (PA), Inc., which through its Werner Co. subsidiary is the nation’s largest manufacturer and marketer of ladders and other climbing products (collectively, the “Company”), issued a press release today announcing that its President and Chief Executive Officer, Dennis G. Heiner, will be leaving the Company effective October 29, 2004. Mr. Heiner will continue to remain on the Board of Directors of the Company through the end of the calendar year.

     The Company also announced that Dana R. Snyder, 57, will be appointed Interim President and Chief Executive Officer during the Company’s search for a permanent replacement for Mr. Heiner and will immediately take an active role in all areas of the Company’s operations. Mr. Snyder has been a director of the Company since May 2002 and throughout his tenure has worked very closely with the Company’s management in reviewing the overall business performance and setting the long term direction of the Company. For the past four years, Mr. Snyder has been associated with Investcorp as a director and advisor to its portfolio companies. Mr. Snyder was an executive with Ply Gem Industries, Inc. for two years and retired as President, Chief Operating Officer and director in 1997. Prior to that, he was employed by The Stolle Corporation, a subsidiary of Alcoa Inc., and held various positions including President of Alcoa Construction Products Group. Mr. Snyder shall continue to serve in his various director positions with the Company.

     The material terms of Mr. Snyder’s agreement to serve as Interim President and Chief Executive Officer will be contained in a consulting service agreement to be executed between the Company and Mr. Snyder which is unavailable at the time of the filing of this report. In addition, the terms of Mr. Heiner’s separation from the Company will be determined by his employment agreement and the various plans and agreements covering his equity ownership and will be outlined in a separation agreement to be executed by Mr. Heiner and the Company shortly. The Company intends to amend this report on Form 8-K within four business days after further information on Mr. Snyder’s engagement becomes available and the various agreements are executed by the Company.

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Item 9.01.    Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.

99.	Press Release of the Company dated September 30, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

WERNER HOLDING CO. (PA), INC.

Date: September 30, 2004	By:	/s/ Larry V. Friend Larry V. Friend Vice President, Chief Financial Officer and Treasurer

WERNER HOLDING CO. (DE), INC.

Date: September 30, 2004	By:	/s/ Larry V. Friend Larry V. Friend Vice President, Chief Financial Officer and Treasurer

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